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                                                                      Exhibit 21

                          KAISER GROUP HOLDINGS, INC.
                   9300 Lee Highway, Fairfax, Virginia 22031
                                 (703) 934-3300


Kaiser Group Holdings, Inc.'s consolidated subsidiaries are listed below. Consolidated subsidiaries which are less than wholly owned are indicated by the ownership percentage figure in parentheses following the name of the consolidated subsidiary.

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                                                                             Jurisdiction
Consolidated Subsidiary                                                      of Formation
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
I.  Kaiser Group International, Inc.                                           Delaware
    II.  Cygna Group, Inc.                                                     Delaware
    II.  EDA, Incorporated                                                     Maryland
    II.  Henry J. Kaiser Development Corporation, Inc.                         Delaware
    II.  Kaiser Engineers Group, Inc.                                          Delaware
         III.  Henry J. Kaiser Company                                           Nevada
         III.  Kaiser Engineers, Inc.                                              Ohio
               IV.  KRGW Company (Canada), Inc.                                  Canada
               IV.  Kaiser Engineers & Builders, Inc.                          Delaware
               IV.  Kaiser Engineers (California) Corporation                  Delaware
               IV.  Kaiser Engineers of Michigan, Inc.                         Michigan
               IV.  Kaiser Overseas Engineering, Inc.                          Delaware
               IV.  Kaiser Engineers and Constructors, Inc.                      Nevada
               IV.  Kaiser Engineers International, Inc.                         Nevada
                    V.  Kaiser Panama S.A.                                       Panama
               IV.  KE Services Corporation                                    Delaware
               IV.  Kaiser Engenharia e Constructoes Limitada                    Brazil
         III.  KE Livermore, Inc.                                              Delaware
    II.  Kaiser Engineers Massachusetts, Inc.                                  Delaware
    II.  Kaiser/Georgia Wilson, Inc.                                           Delaware
    II.  Kaiser Government Programs, Inc.                                      Delaware
         III.  Kaiser K-H Holdings, Inc.                                       Delaware
               IV.  Kaiser-Hill Company, LLC (50%)                             Colorado
                    V.  Kaiser-Hill Funding Company, L.L.C. (98%)              Delaware
               IV.  Kaiser-Hill Funding Company, L.L.C. (1%)                   Delaware
    II.  Kaiser Hanford Company                                                Delaware
    II.  Kaiser Holdings Unlimited, Inc.                                       Delaware
         III.  American Venture Investments Incorporated                       Delaware
         III.  Cygna Consulting Engineers and Project Management, Inc.       California
         III.  Excell Development Construction, Inc.                           Delaware
         III.  Kaiser Engineers Eastern Europe, Inc.                           Delaware
               IV.  Kaiser Netherlands B.V. (10%)                           Netherlands
         III.  Kaiser K-A Louisiana, Inc.                                     Louisiana
         III.  Kaiser Netherlands B.V. (90%)                                Netherlands
    II.  Kaiser Technology Holdings, Inc.                                      Delaware
         III.  Kaiser Advanced Technology, Inc.                                   Idaho
               IV.  ICF Kaiser Advanced Technology of New Mexico, Inc.       New Mexico
    II.  Monument Select Insurance Company                                      Vermont
    II.  Tudor Engineering Company                                             Delaware

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